Exhibit 10.12
PIPER JAFFRAY COMPANIES
AMENDED AND RESTATED
2003 ANNUAL AND LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
(Annual Grant)

Name of Employee:

No. of Shares Covered:	Date of Issuance:

Vesting Schedule pursuant to Section 2:

No. of Shares Which
Vesting Date(s)	Become Vested as of Such Date
     This is a Restricted Stock Agreement (“Agreement”) between Piper Jaffray Companies, a Delaware corporation (the “Company”), and the above-named employee of the Company or an Affiliate of the Company (the “Employee”). The Company maintains the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan, as amended from time to time (the “Plan”), and the Board of Directors of the Company has delegated to the Compensation Committee (the “Committee”) the authority to determine the awards to be granted under the Plan. The Board of Directors of the Company or the Committee (or the delegee of either) has determined that the Employee is eligible to receive an award under the Plan in the form of restricted stock and has set the terms thereof. Accordingly, the Company hereby grants this award to the Employee under the following terms:
Terms and Conditions*
1. Grant of Restricted Stock.
     (a) Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Employee the number of Shares specified at the beginning of this Agreement. These Shares are subject to the restrictions provided for in this Agreement and are referred to collectively as the “Restricted Shares” and each as a “Restricted Share.”
     (b) The Restricted Shares will be evidenced by a book entry made in the records of the Company’s transfer agent in the name of the Employee (unless the Employee requests a certificate evidencing the Restricted Shares). All restrictions provided for in this Agreement will apply to each Restricted Share and to any other securities distributed with respect to that Restricted Share.

*	Unless the context indicates otherwise, capitalized terms that are not defined in this Agreement have the meanings set forth in the Plan.

Unless otherwise permitted by the Committee in accordance with the terms of the Plan, the Restricted Shares may not (until such Restricted Shares have vested in the Employee in accordance with all terms and conditions of this Agreement) be assigned or transferred other than by will or the laws of descent and distribution and shall not be subject to pledge, hypothecation, execution, attachment or similar process. Each Restricted Share will remain restricted and subject to cancellation and return to the Plan unless and until that Restricted Share has vested in the Employee in accordance with all of the terms and conditions of this Agreement and the Plan. Each book entry (or stock certificate if requested by the Employee) evidencing any Restricted Share may contain such notations or legends and stock transfer instructions or limitations as may be determined or authorized by the Company in its sole discretion. If a certificate evidencing any Restricted Share is requested by the Employee, the Company may, in its sole discretion, retain custody of the certificate throughout the period during which any restrictions are in effect and require, as a condition to issuing a certificate, that the Employee tender to the Company a stock power duly executed in blank relating to such custody.
2. Vesting.
     (a) So long as the Employee remains continuously employed (including during the continuance of any leave of absence as approved by the Company or an Affiliate) by the Company or an Affiliate, then the Restricted Shares will vest in the numbers and on the dates specified in the Vesting Schedule at the beginning of this Agreement. Except as otherwise provided herein, if and when the Employee’s employment with the Company or an Affiliate terminates, whether by the Employee or by the Company (or an Affiliate), voluntarily or involuntarily, for any reason, then the Restricted Shares shall cease vesting and the shares not vested as of the termination date shall be cancelled and returned to the Plan in accordance with Section 4 of this Agreement.
     (b) If the Employee’s employment by the Company or an Affiliate terminates because of the Employee’s death or long-term disability (as defined in the Company’s long-term disability plan, a “Disability”), then the unvested Restricted Shares will immediately vest in full.
     (c) If the Employee’s employment by the Company or an Affiliate terminates as a result of a Severance Event (as defined in the Company’s Severance Plan, as may be amended from time to time, and as determined in the sole discretion of the Company), then the unvested Restricted Shares will, as set forth in writing in a severance agreement, continue to vest in the numbers and on the dates specified in the Vesting Schedule at the beginning of this Agreement, so long as the Employee complies with the terms and conditions of the Severance Plan and the applicable severance agreement, including execution of a general release of all claims against the Company and any designated Affiliates and their respective agents, on a form provided by the Company for this purpose and within the timeframe designated by the Company, that becomes effective and enforceable.
     (d) If the Employee’s employment with the Company or an Affiliate terminates for any reason other than for Cause (as defined in Section 4(b) below), the Employee’s death or Disability (as set forth in Section 2(b) above), or a Severance Event (as set forth in Section 2(c) above), then the Restricted Shares shall cease vesting and be cancelled and returned to the Plan in accordance with Section 4 of this Agreement, unless, at or around the time of such termination, the Employee voluntarily elects to sign a Post-Termination Agreement with the Company. If the Employee signs a Post-Termination Agreement, and thereafter elects to comply with the Employee’s obligations under such Post-Termination Agreement, including the obligation to refrain from engaging in any Post-Termination Restricted Activities for the shorter of the remaining vesting period of the Restricted Shares or two years following the date of termination, then the Restricted Shares shall not cease to vest and shall not be cancelled and returned to the Plan in accordance with Section 4 below but rather, as set forth in the Post-Termination Agreement, shall continue to vest in the numbers and on the dates specified in the Vesting Schedule at the beginning of this Agreement for so long as the Employee elects to continuously refrain from engaging in any Post-Termination Restricted Activities. “Post-Termination Restricted Activities” include each of the following:
     (i) at any time during the period set forth in the Post-Termination Agreement, the Employee uses, discloses or misappropriates any Company-Confidential Information (as defined below) unless the Company or an Affiliate consents otherwise in writing. “Company-Confidential Information” means any confidential, secret or proprietary knowledge or information of the Company or an Affiliate that the Employee has acquired or become acquainted with during the Employee’s employment with the Company or an Affiliate, including, without limitation, any confidential customer, client or account lists or contacts or confidential business plans or information; provided, however, that Company-Confidential Information shall not include any knowledge or information that is now publicly available or which subsequently becomes generally publicly known in the form in which it was obtained from the Company or an Affiliate, other than as a direct or indirect result of the Employee’s disclosure in violation of this Section 2(d)(i);
     (ii) at any time during the period set forth in the Post-Termination Agreement, the Employee directly or indirectly, on behalf of the Employee or any other person (including but not limited to any Talent Competitor (as defined below)), solicits, induces or encourages any person then employed by the Company or an Affiliate to terminate or otherwise modify their employment relationship with the Company;
     (iii) at any time during the period set forth in the Post-Termination Agreement, the Employee directly or indirectly, on behalf of the Employee or any other person (including but not limited to any Talent Competitor), solicits or otherwise seeks to divert any customer, client or account of the Company or any Affiliate with which the Employee had substantive interaction prior to the Employee’s termination of employment, away from engaging in business with the Company or any Affiliate; or
     (iv) at any time during the period set forth in the Post-Termination Agreement, without the prior written consent of the Company or an Affiliate, the Employee (x) becomes a director, officer, employee, partner, consultant or independent contractor of, or otherwise works or provides services for, a Talent Competitor doing business in the same geographic or market area(s) in which the Company or an Affiliate is also doing business, or (y) has or acquires any material ownership or similar financial interest in any such Talent Competitor.
     For purposes of this Section 2(d), a “Talent Competitor” means any corporation, partnership, limited liability company or other business association, organization or entity that engages in the investment banking, securities brokerage or investment management business, including, but not limited to, investment banks, sell-side broker dealers, mergers and acquisitions or strategic advisory firms, merchant banks, hedge funds, private equity firms, venture capital firms, asset managers and investment advisory firms.
     For clarity of understanding, Employee acknowledges and agrees that this Section 2(d) is not intended, and shall not operate, to prevent Employee from working or providing services for a Talent Competitor upon termination of employment. Rather, this Section 2(d) specifies the circumstances under which Employee has the opportunity to choose to forestall the cancellation of the unvested Restricted Shares upon termination of employment (other than for Cause, death or Disability, or a Severance Event) by voluntarily electing to sign a Post-Termination Agreement and complying with the obligations thereunder (including the obligation to refrain from engaging in the specified Post-Termination Restricted Activities). Employee need not so choose, however, and is free to elect not to sign a Post-Termination Agreement, in which case the unvested Restricted Shares will be cancelled and returned to the Plan as described in Section 4 as a result of Employee’s termination of employment.
     (e) Notwithstanding any other provisions of this Agreement to the contrary, the Committee may, in its sole discretion, declare at any time that the Restricted Shares, or any portion thereof, shall vest immediately or, to the extent they otherwise would be cancelled and returned to the Plan, shall vest in the numbers and on such dates as are determined by the Committee to be in the interests of the Company as determined by the Committee in its sole discretion.
3. Effect of Vesting. Upon the vesting of any Restricted Shares, such vested Restricted Shares will no longer be subject to cancellation and return to the Plan as provided in Section 4 of this Agreement.
4. Cancellation and Return of Unvested Restricted Shares to the Plan.
     (a) If (i) the Employee attempts to pledge, encumber, assign, transfer or otherwise dispose of any of the Restricted Shares (except as permitted by Section 1(b) of this Agreement) or the Restricted Shares become subject to attachment or any similar involuntary process in violation of this Agreement, or (ii) the Employee’s employment with the Company or an Affiliate (A) is terminated for Cause or (B) terminates under the circumstances covered by Section 2(c) or Section 2(d) of this Agreement and either (1) the conditions or restrictions of such Section, as applicable, are not satisfied or (2) the conditions or restrictions of such Section, as applicable, are satisfied but the Employee subsequently violates any of them, then any Restricted Shares that have not previously vested shall cease to vest and shall be cancelled immediately and returned to the Plan, the Employee shall thereafter have no right, title or interest whatever in such unvested Restricted Shares, and, if the Company does not have custody of any and all certificates representing Restricted Shares so cancelled, the Employee shall immediately return to the Company any and all certificates representing Restricted Shares so cancelled. Additionally, the Employee will deliver to the Company a stock power duly executed in blank relating to any and all certificates representing such cancelled Restricted Shares to the Company in accordance with the previous sentence or, if such stock power has previously been tendered to the Company, the Company will be authorized to deem such previously tendered stock power delivered, and the Company will be authorized to cancel any and all certificates representing Restricted Shares so cancelled and to cause a book entry to be made in the records of the Company’s transfer agent in the name of the Employee (or a new stock certificate to be issued, if requested by the Employee) evidencing any Restricted Shares that vested prior to cancellation of unvested Restricted Shares under this Section 4. If the Restricted Shares are evidenced by a book entry made in the records of the Company’s transfer agent, then the Company will be authorized to cause such book entry to be adjusted to reflect the number of Restricted Shares so cancelled.
     (b) For purposes of this Agreement, “Cause” means (i) the Employee’s continued failure to substantially perform his or her duties with the Company or an Affiliate after written demand for substantial performance is delivered to the Employee, (ii) the Employee’s conviction of a crime (including a misdemeanor) that, in the Company’s determination, impairs the Employee’s ability to perform his or her duties with the Company or an Affiliate, (iii) the Employee’s violation of any policy of the Company or an Affiliate that the Company deems material, (iv) the Employee’s violation of any securities law, rule or regulation that the Company deems material, (v) the Employee’s engagement in conduct that, in the Company’s determination, exposes the Company or an Affiliate to civil or regulatory liability or injury to their reputations, (vi) the Employee’s engagement in conduct that would subject the Employee to statutory disqualification pursuant to Section 15(b) of the Exchange Act and the regulations promulgated thereunder, or (vii) the Employee’s gross or willful misconduct, as determined by the Company.
5. Stockholder Rights. As of the date of issuance specified at the beginning of this Agreement, the Employee shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares, except as otherwise specifically provided in this Agreement.
6. Tax Withholding. The parties hereto recognize that the Company or an Affiliate may be obligated to withhold federal and state taxes or other taxes upon the vesting of the Restricted Shares, or, in the event that the Employee elects under Code Section 83(b) to report the receipt of the Restricted Shares as income in the year of receipt, upon the Employee’s receipt of the Restricted Shares. The Employee agrees that, at such time, if the Company or an Affiliate is required to withhold such taxes, the Employee will promptly pay, in cash upon demand (or in any other manner permitted by the Committee in accordance with the terms of the Plan), to the Company or an Affiliate such amounts as shall be necessary to satisfy such obligation. The Employee further acknowledges that the Company has directed the Employee to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which the Employee may reside, and the tax consequences of the Employee’s death.
7. Restrictive Legends and Stop-Transfer Orders.
     (a) Legends. The book entry or certificate representing the Restricted Shares shall contain a notation or bear the following legend (as well as any notations or legends required by applicable state and federal corporate and securities laws) noting the existence of the restrictions and the Company’s rights to reacquire the Restricted Shares set forth in this Agreement:
“THE SHARES REPRESENTED BY THIS [BOOK ENTRY] [CERTIFICATE] MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK

AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”
     (b) Stop-Transfer Notices. The Employee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
     (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of the Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom the Restricted Shares shall have been so transferred.
8. Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Employee. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.
9. No Promise of Future Awards or Continued Employment. The Employee acknowledges that this Agreement awards restricted stock to the Employee, but does not impose any obligation on the Company to make any future grants or issue any future Awards to the Employee or otherwise continue the participation of the Employee under the Plan. This Agreement shall not give the Employee a right to continued employment with the Company or any Affiliate, and the Company or Affiliate employing the Employee may terminate his or her employment at will, and otherwise deal with the Employee without regard to this Agreement.
10. Binding Effect. This Agreement shall be binding in all respects on the heirs, administrators, representatives, executors and successors of the Employee, and on the Company and its successors and assigns.
11. Agreement to Arbitrate. The Company and the Employee each agrees (i) that any dispute, claim or controversy arising out of or relating directly or indirectly to the construction, performance or breach of this Agreement (including, without limitation, the grant, issuance or cancellation of Restricted Shares) shall be settled by arbitration before and in accordance with the rules of the Financial Industry Regulatory Authority; and (ii) that judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Accordingly, the Company and the Employee each waive their right (if any) to a trial before a court judge and/or jury to resolve any such disputes.
12. Choice of Law. The Company is incorporated in the State of Delaware, and by its terms the Plan is governed by the laws of the State of Delaware. Accordingly, this Agreement is entered into under the laws of the State of Delaware and shall be construed and interpreted thereunder (without regard to its conflict-of-law principles).
13. Termination; Modification. In the event that any one or more of the Post-Termination Restricted Activities described in Section 2(d) above shall be held to be unenforceable, invalid or illegal for any reason including, but not limited to, being excessively broad as to duration, geographical scope, activity or subject, such restriction shall be construed or modified by limiting and reducing it, so as to provide the Company with the maximum protection of its business interests and the intent of the parties as set forth herein and yet be valid and enforceable under the applicable law as it shall then exist. If any such restriction held to be unenforceable, invalid or illegal cannot be so construed or modified, then Section 2(d) shall be stricken in its entirety from this Agreement and this Agreement shall be construed, interpreted and enforced as if Section 2(d) had never been contained herein, and the unvested Restricted Shares that are or have been the subject of Section 2(d) shall be deemed to have ceased vesting upon the termination of the Employee’s employment and the unvested Restricted Shares shall be cancelled and returned to the Plan in accordance with Section 4 above.
14. Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to the issuance and sale of the Restricted Shares and the administration of the Plan and supersede all prior agreements, arrangements, plans, and understandings relating to the issuance and sale of the Restricted Shares and the administration of the Plan.
15. Amendment and Waiver. Except as provided in the Plan, this Agreement may be amended, modified, or canceled only by a written instrument executed by the parties. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any other act other than that specifically waived.
16. Acknowledgment of Receipt of Copy. By execution hereof, the Employee acknowledges having received a copy of the prospectus related to the Plan and instructions on how to access a copy of the Plan.
17. Acknowledgement of Voluntary Election; Fairness. By executing this Agreement, the Employee acknowledges his or her voluntary election to receive and accept the Restricted Shares subject to all of the terms and conditions set forth in this Agreement, and agrees to be bound thereby, including, without limitation, the terms and conditions specifying the circumstances under which the Restricted Shares shall cease to vest and shall be cancelled and returned to the Plan. Employee further acknowledges and agrees that such terms and conditions are fair and reasonable in light of the circumstances under which the award of Restricted Shares is being made.
     IN WITNESS WHEREOF, the Employee and the Company have executed this Agreement as of the date of issuance specified at the beginning of this Agreement.
IMPORTANT ACKNOWLEDGEMENT: By signing this

Agreement, Employee voluntarily elects to receive and accept the Restricted Shares subject to all of the terms and conditions set forth in this Agreement, and specifically acknowledges and agrees that the Restricted Shares may cease to vest and be cancelled under certain circumstances, as specified in Section 4(a). Employee also acknowledges and agrees that such terms and conditions are fair and reasonable under the circumstances.
EMPLOYEE

PIPER JAFFRAY COMPANIES

By

Its